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                                                                       Exhibit 5

              [LETTERHEAD OF RICH, MAY, BILODEAU & FLAHERTY, P.C.]








                                                              May 19, 1999

Fall River Gas Company
155 North Main Street
Fall River, MA 02722

Dear Sirs/Mesdames:

         You are seeking to register, pursuant to the Securities Act of 1933, an aggregate of 220,208 shares of Common Stock, $0.83 1/3 par value, of Fall River Gas Company (the "Company"), under the Company's Share Owner Dividend Reinvestment and Stock Purchase Plan. You have requested that we furnish to you an opinion, which is to be filed as Exhibit 5 to the Registration Statement on Form S-3 (the "Registration Statement") relating to such shares.

         We have examined the Company's charter documents and the Company's By-Laws, each as amended, copies of resolutions adopted by the Board of Directors of the Company, the Registration Statement, and such other documents as we have deemed pertinent. We participated in the filing with the Massachusetts Department of Public Utilities ("MDPU") (now the Massachusetts Department of Telecommunications and Energy) of the Company's application and petition relating to authorization and approval of the issue and sale of such shares and we have examined the order of the MDPU relating thereto. We have made such examination of law as we have felt necessary in order to render this opinion.

         It is our further understanding that the purpose of the above described offering is to provide the Company with funds to finance additions to the Company's property, plant and equipment or to repay temporary indebtedness incurred to finance such additions.

         Based on the foregoing, we are of the opinion and advise you that, under applicable rules and regulations of the Securities and Exchange Commission, the Registration Statement will become effective upon the filing thereof with the Securities and Exchange Commission; we are further of the opinion that, with respect to the 220,208 shares of the stock being registered, such shares will be legally issued, fully


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Fall River Gas Company
May 19, 1999
Page 2

paid and non-assessable when issued and delivered for the consideration described in the Registration Statement.

         This opinion does not pass on the application of the securities or "Blue Sky" laws of the various states.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name and to all references to us included in or made a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ RICH, MAY, BILODEAU & FLAHERTY, P.C.

                                    RICH, MAY, BILODEAU & FLAHERTY, P.C.